CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THEEXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED EXECUTION VERSION AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT This Amendment No. 1 to Amended and Restated Credit Agreement (this “Agreement”) is dated as of July 6, 2020, and effective in accordance with Section 4 below, by and among QUANEX BUILDING PRODUCTS CORPORATION, a Delaware corporation (the “Borrower”), the Lenders (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (in such capacity, “Agent”) for each member of the Lender Group (as defined in the Credit Agreement referenced below) and the Bank Product Providers (as defined in the Credit Agreement referenced below). STATEMENT OF PURPOSE: The Borrower, the lenders party thereto from time to time (the “Lenders”) and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of October 18, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement” and the Credit Agreement prior to giving effect to this Agreement being referred to as the “Existing Credit Agreement”). The Borrower has notified the Agent that (i) Woodcraft Industries, Inc. and Primewood, Inc. (together, “Woodcraft”), have entered into an arrangement relating to the collection of certain accounts receivable due from its customer, [_____], and (ii) pursuant to such arrangement, [_____] for Woodcraft, is authorized to sell and sells such accounts receivables from time to time to one or more financial institutions or purchasers for early payment (the “Woodcraft AR Collection Arrangement”). The Borrower has requested that the Agent and the Lenders agree to (a) amend the Existing Credit Agreement as more specifically set forth herein and (b) solely to the extent that the Woodcraft AR Collection Arrangement constitutes a Default or an Event of Default, waive any such Default or Event of Default (the “Woodcraft AR Collection Arrangement Waiver”). Subject to the terms and conditions set forth herein, the Agent and each of the Lenders party hereto have agreed to grant such request of the Borrower. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: 1. Capitalized Terms. All capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement. 2. Amendments. Subject to the terms and conditions set forth herein and the effectiveness of this Agreement in accordance with its terms, the parties hereto agree that the Existing Credit Agreement is amended as follows: (a) The following new definitions are inserted in Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical positions therein: “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Permitted Receivables Sales” means sales (including at a discount) by one or more Loan Parties and/or their Subsidiaries of Receivables owing from customers from time to time pursuant to a supply chain financing arrangement or other financing arrangement for the collection or compromise of the same (“Supply Chain Financing Arrangements”) in the ordinary course of business on customary terms; provided that (a) the aggregate amount of Receivables sold in connection with such Supply Chain Financing 1 132106247_4

Arrangements (calculated based on the non-discounted value of such Receivables) that remain outstanding or uncollected by the purchaser thereof shall not exceed $25,000,000 at any time outstanding and (b) any Liens arising under the Permitted Receivables Sales shall not at any time encumber any property other than the identified Receivables sold pursuant to the applicable Permitted Receivables Sales. “Receivables” means the accounts receivable or Accounts and the related property and rights of any Loan Party. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. (b) The definitions of “Bail-In Action”, “Bail-In Legislation”, and “Write-Down and Conversion Powers” in Section 1.1 of the Existing Credit Agreement are amended and restated in their entirety to read as follows: “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. (c) The definition of “Permitted Dispositions” in Section 1.1 of the Existing Credit Agreement is amended to (i) delete the word “and” at the end of clause (n) of such definition, (ii) replace the reference therein to clause “(o)” with a reference to clause “(p)”, (iii) replace the reference therein to clause “(n)” with a reference to clause “(o)” and (iv) insert therein a new clause (o) in appropriate position to read as follows: 2 132106247_4

(o) the Disposition of Receivables in connection with Permitted Receivables Sales, and (d) The definition of “Permitted Indebtedness” in Section 1.1 of the Existing Credit Agreement is amended to (i) delete the word “and” at the end of clause (q) of such definition, (ii) replace each reference therein to clause “(r)” with a reference to clause “(s)” and (iii) insert therein a new clause (r) in appropriate position to read as follows: (r) customary indemnification obligations incurred by any Loan Party or any Subsidiary thereof in connection with any Permitted Receivables Sale, and (e) The definition of “Permitted Liens” in Section 1.1 of the Existing Credit Agreement is amended to (i) delete the word “and” at the end of clause (r) of such definition, (ii) replace each reference therein to clause “(s)” with a reference to clause “(t)”, (iii) insert a reference to clause “(s)” in appropriate position in the proviso thereto and (iv) insert therein a new clause (s) in appropriate position to read as follows: (s) Liens arising under a Permitted Receivables Sale solely with respect to Receivables disposed of by a Loan Party or its Subsidiary in accordance with such Permitted Receivables Sale, and (f) Section 4.1(a) of the Existing Credit Agreement is amended to replace the reference therein to “EEA Financial Institution” with a reference to “Affected Financial Institution” in lieu thereof. (g) Section 4.27 of the Existing Credit Agreement is hereby deleted in its entirety. (h) Section 17.16 of the Existing Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof: 17.16 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write- Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or 3 132106247_4

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. (i) Article 17 of the Existing Credit Agreement is amended to insert a new Section 17.19 at the end of such Article to read as follows: 17.19 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 17.19, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); 4 132106247_4

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). 3. Limited Waiver. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein, solely to the extent that the Woodcraft AR Collection Arrangement constitutes a Default or an Event of Default, the Agent and each of the Lenders party hereto hereby agree to the Woodcraft AR Collection Arrangement Waiver. The Woodcraft AR Collection Arrangement Waiver set forth in this Agreement is limited to the extent specifically set forth above and shall in no way serve to waive compliance with any other terms, covenants or provisions of the Credit Agreement or any other Loan Document, or any obligations of the Borrower or any other Loan Party, other than as expressly set forth above. 4. Conditions to Effectiveness. This Agreement (including the Woodcraft AR Collection Arrangement Waiver) shall be deemed to be effective upon (a) the Agent receiving counterparts of this Agreement executed by the Agent, the Lenders constituting Required Lenders and the Borrower and (b) unless otherwise agreed to by the Agent, the Agent being paid or reimbursed for all reasonable fees and out-of-pocket charges and other expenses incurred in connection with this Agreement, including, without limitation, the reasonable documented fees of counsel for the Agent. 5. Effect of this Agreement. Except as expressly provided herein, the Existing Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein (including with respect to the Woodcraft AR Collection Arrangement Waiver), this Agreement shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any other Loan Party or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Loan Parties, on the one hand, and the Agent or any other Lender, on the other hand. References in the Existing Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby. 6. Representations and Warranties/No Default. By its execution hereof, (a) the Borrower represents and warrants that after giving effect to this Agreement (including the Woodcraft AR Collection Arrangement Waiver) (i) the representations and warranties contained in the Credit Agreement and each other Loan Document (including this Agreement) are true and correct in all material respects on and as of the date hereof (except to the extent that any such representation and warranty is qualified by materiality or reference to Material 5 132106247_4

Adverse Effect, in which case such representation and warranty shall be true, correct and complete in all respects), other than any such representations or warranties that, by their express terms, refer to an earlier date, in which case they shall have been true and correct in all material respects on and as of such earlier date (except to the extent that any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true, correct and complete in all respects), and (ii) no Default or Event of Default has occurred and is continuing as of the effective date hereof or will occur after giving effect to this Agreement; and (b) the Borrower hereby certifies, represents and warrants to the Agent, for the benefit of the Lender Group and the Bank Product Providers, that (a) it is duly authorized to execute and deliver this Agreement, and to perform its obligations under this Agreement; (b) this Agreement has been duly executed and delivered on behalf of its duly authorized representative; (c) this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (d) its execution, delivery and performance of this Agreement do not violate or constitute a breach of (i) any of its Governing Documents, (ii) any material agreement or instrument to which such party is a party, or (iii) any Applicable Law to which it or its properties or operations is subject. 7. Acknowledgment and Consent. By its execution hereof, the Borrower (a) acknowledges and consents to all of the terms and conditions of this Agreement, including the Supply Chain Financing Waiver, (b) affirms all of its obligations under the Loan Documents and acknowledges that the covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Notes and the other Loan Documents to which it is a party remain in full force and effect, (c) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting, (d) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents and (e) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Person’s obligations under the Loan Documents. 8. Miscellaneous. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns. This Agreement shall be deemed to be a Loan Document under and as defined in the Credit Agreement for all purposes. 9. Governing Law. THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, AND SHALL BE FURTHER SUBJECT TO THE PROVISIONS OF SECTION 12 OF THE CREDIT AGREEMENT. 10. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier or electronic mail of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. [Signature Pages Follow] 6 132106247_4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written. BORROWER: QUANEX BUILDING PRODUCTS CORPORATION By: Name: Paul B. Cornett Title: Senior Vice President – General Counsel Quanex Building Products Corporation Amendment No. 1 to Amended and Restated Credit Agreement Signature Page

BANK OF AMERICA, N.A., as a Lender By: ________________________________________________________ Name: Karen Virani Title: Vice President Quanex Building Products Corporation Amendment No. 1 to Amended and Restated Credit Agreement Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender By: ______________________________________ Name: John Kushnerick Title: Executive Director Quanex Building Products Corporation Amendment No. 1 to Amended and Restated Credit Agreement Signature Page